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                                                                      Exhibit 24

                               POWER OF ATTORNEY

  We, the undersigned Directors and Officers of Precision Auto Care, Inc. (the "Corporation"), hereby constitute and appoint Everett F. Casey and/or Robert R. Falconi, our true and lawful attorney-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation's Annual Report on Form 10-K for the year ended June 30, 2000, and any and all amendments thereto.

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Name                                Title                              Date

/s/ Louis M. Brown, Jr.
---------------------------   Officer; Director                     October 13, 2000
Louis M. Brown, Jr.,          (Principal, Executive Officer)


/s/ Robert R. Falconi         Vice President and Chief              October 13, 2000
---------------------------   Principal Financial and
Robert R. Falconi,            Accounting Officer)

/s/ Woodley A. Allen          Chairman of the Board of Directors;
---------------------------   Director
Woodley A. Allen

/s/ George Bavelis            Director                              October 13, 2000
---------------------------
George Bavelis

/s/ Lynn E. Caruthers         Director                              October 13, 2000
---------------------------
Lynn E. Caruthers

/s/ Bernard H. Clineburg      Director                              October 13, 2000
---------------------------
Bernard H. Clineburg

/s/ Bassam N. Ibrahim         Director                              October 13, 2000
---------------------------
Bassam N. Ibrahim

---------------------------   Director
Arthur C. Kellar

/s/ William R. Klumb          Director                              October 13, 2000
---------------------------
William R. Klumb

/s/ Ernest S. Malas           Director                              October 13, 2000
---------------------------
Ernest S. Malas


---------------------------   Director
Mauricio Zambrano

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